UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

Northern Trust Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois		60603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2012, the Board of Directors of Northern Trust Corporation (the “Corporation”) elected Jose Luis Prado Becerra as a director of the Corporation and The Northern Trust Company, the Corporation’s principal subsidiary, effective October 16, 2012. The Board of Directors of the Corporation has also appointed Mr. Prado to the Business Risk and Business Strategy Committees.

Mr. Prado has served as president of Quaker Oats North America, a division of PepsiCo, since 2011, and held leadership roles at the company since 1984. His previous roles within PepsiCo include serving as president and chief executive officer of Grupo Gamesa-Quaker in Monterrey, Mexico, from 2002 to 2010; regional vice president of the Frito Lay International Andean Region from 2000 to 2002; president of PepsiCo Snacks in Argentina from 1997 to 2000; and president of Frito Lay Snacks Caribbean, from 1994 to 1997. His early career included assignments in sales, finance, IT and engineering. Mr. Prado serves on the boards of GENYOUth, a national non-profit organization dedicated to inspiring and motivating children to eat healthy and be active; the Chicago Council on Global Affairs; and the Hispanic Association on Corporate Responsibility. Within PepsiCo, he is an Executive Sponsor of an employee resource group helping to promote diversity.

Mr. Prado will participate in the Corporation’s non-employee director compensation program, which is described in the Corporation’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 8, 2012.

Item 8.01.	Other Events.

On October 16, 2012, the Corporation issued a press release announcing the election of Mr. Prado to the Board of Directors of the Corporation and the Board of Directors of The Northern Trust Company. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Northern Trust Corporation, dated October 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: October 16, 2012	By:	/s/ Rose A. Ellis
Rose A. Ellis
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of Northern Trust Corporation, dated October 16, 2012